Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick Corporate Secretary (631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. REPORTS
FIRST QUARTER 2005 EARNINGS

(Bridgehampton, NY - April 22, 2005) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the first quarter of 2005. Net income for the three months ended March 31, 2005 decreased $375,000 to $2,250,000 compared to earnings of $2,625,000 for the same period last year. Diluted earnings per share for the first quarter 2005 decreased $0.05, or 12.2%, to $0.36 from $0.41 per diluted share for the first quarter of 2004. The decrease is primarily attributable to lower security gains for the first quarter of 2005, versus 2004.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results of operations, “Although net income decreased year over year, our Company continues its consistent financial performance into 2005 as we exit a lengthy period of historically low market rates. Performance ratios for the three month period include returns on average equity and average assets of 19.04% and 1.65% respectively, continuing Bridge Bancorp, Inc.’s ranking among top performing financial institutions nationwide. Maintaining operating efficiency continues to be a priority. The Company's efficiency ratio of 49.2% for the first quarter compares favorably with peer FDIC financial institutions' average efficiency ratio of 62.2% at year end 2004.

Net interest income increased 1.6% for the first quarter of 2005 over the first quarter of 2004. As expected, earnings reflect compression of our net interest margin to 4.9% from 5.1% as the liability side of the balance sheet repriced upward at a faster pace than the asset side. Throughout the period of declining interest rates from early 2001 through mid year 2004, the Bank benefited from lower rates on deposit accounts. In the first quarter of 2005, with the goal of protecting our customer base, the Bank responded to competitive pressures by raising interest rates on interest bearing deposits resulting in a higher cost of funds. Average cost of interest bearing liabilities increased to 1.1% for the first three months
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of 2005, from 0.7% for the first quarter of 2004. Management continues to expect that our balance sheet will benefit from the rising rate environment over the long term. However, we anticipate continued margin compression through 2005, relative to changes in market rates and the steepness and shape of the yield curve.”

Mr. Tobin continued, “The Bank remains focused on primarily serving the small businesses, as well as the consumers, within our communities to increase deposits and loans. Demand deposits, which are non-interest bearing checking accounts, grew 11.8% at March 31, 2005 over the same date for the prior year. Total loans grew 2.9% year over year for the three month period, primarily attributable to growth in commercial construction and home equity lending. Loan quality remains strong due to consistently high underwriting standards and a healthy local economy. At the same time, the ratio of the allowance for loan losses to total loans at March 31, 2005 increased to 0.78% from 0.74% at the same date last year, benefiting from net recoveries for the quarter.”

Thomas Tobin commented further, “Our decisions on managing the Company continue to focus on driving long term shareholder value. We are confident in our business model and strategies. Shareholder return on equity, as well as consistent payment of quarterly dividends, remains a priority. Our strong capital levels position the Company for continued growth and expansion.”

The Bridgehampton National Bank has a new branch office under construction in Westhampton Beach, NY, and properties for expanded facilities in the municipal approval process in both Southampton and East Hampton Villages. The Westhampton Beach branch, which will incorporate a café, is scheduled to open later this year.

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold.

Attached to this release are selected financial highlights for the quarter.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “assumes,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
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Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Condition (unaudited)
(In thousands)

	March 31,	December 31,	March 31,
	2005	2004	2004
ASSETS
Cash and cash equivalents	$13,907	$8,862	$13,657
Investment in debt and equity securities, net:
Securities available for sale, at fair value	183,517	202,042	194,340
Securities, restricted	1,979	1,979	1,642
Securities held to maturity	21,270	21,213	12,655
Loans	297,101	296,134	288,827
Less: Allowance for loan losses	(2,302)	(2,188)	(2,143)
Loans, net	294,799	293,946	286,684
Banking premises and equipment, net	13,997	13,817	11,571
Accrued interest receivable and other assets	6,588	5,341	4,547
Total Assets	$536,057	$547,200	$525,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$158,753	$158,366	$142,035
Savings, N.O.W. and money market deposits	256,686	242,814	256,727
Certificates of deposit of $100,000 or more and other time deposits	64,716	68,131	71,806
Overnight borrowings	5,500	26,700	4,500
Other liabilities and accrued expenses	4,147	3,976	4,746
Total Stockholders' Equity	46,255	47,213	45,282
Total Liabilities and Stockholders' Equity	$536,057	$547,200	$525,096

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)
	Three months ended March 31,
	2005	2004

Interest income	$6,912	$6,443
Interest expense	916	539
Net interest income	5,996	5,904
Provision for loan losses	-	-
Net interest income after provision for loan losses	5,996	5,904

Other income	958	970
Net security gains	63	621
Other expenses	3,568	3,403
Income before income taxes	3,449	4,092

Provision for income taxes	1,199	1,467
Net income	$2,250	$2,625
Basic earnings per share	$0.36	$0.42
Diluted earnings per share	$0.36	$0.41
Weighted average common shares	6,259	6,242
Weighted average common and common equivalent shares	6,319	6,307

Share and per share amounts have been restated for a three-for-two stock split effective on July 9, 2004